UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrantx Filed by a Party other than the Registrant¨

Check the appropriate box:

o	Preliminary Proxy Statement
¨	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
x	Definitive Proxy Statement
¨	Definitive Additional Materials
¨	Soliciting Material under Rule 14a-12

NICHOLAS EQUITY INCOME FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

x No fee required.

¨ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1) Title of each class of securities to which transaction applies: N/A

        (2) Aggregate number of securities to which transaction applies: N/A

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
(4)	Proposed maximum aggregate value of transaction: N/A
(5)	Total fee paid: $0
¨	Fee paid previously with preliminary materials:
¨	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: N/A
	(2)	Form, Schedule or Registration Statement No.: N/A
	(3)	Filing Party: N/A
	(4)	Date Filed: N/A

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (“Amendment No. 1”) is being filed to amend Nicholas Equity Income, Fund Inc.’s definitive proxy statement for its special meeting of shareholders (“Proxy Statement”), which was filed with the Securities and Exchange Commission on November 18, 2019, in order to correct an error to the amount of shares outstanding included in the “Outstanding Shares and Significant Shareholders” section included in the filing under the heading of Additional Information of the Proxy Statement, which was originally set forth on page 8 of the Proxy Statement. All other items of the Proxy Statement are incorporated herein by reference without changes.

Except as specifically discussed in this Explanatory Note, this Amendment No. 1 does not otherwise modify or update any other disclosures presented in the Proxy Statement. In addition, this Amendment No. 1 does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

CHANGE TO PROXY STATEMENT

The first paragraph in the section “Outstanding Shares and Significant Shareholders” included under the heading of Additional Information of the Proxy Statement which was originally set forth on page 8 of the Proxy Statement, is amended to read in its entirety as follows:

     Only shareholders of record at the close of business on the Record Date are entitled to vote at the Special Meeting. The number of shares of the Fund outstanding as of the close of business on Record Date of November 7, 2019 were 19,627,103.287.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on December 20, 2019:

This change to the Proxy Statement in this Amendment No. 1 has been incorporated into the Notice of Special Meeting of Shareholders and the Proxy Statement which are available on the internet at https://vote.proxyonline.com/nicholas/docs/NEI2019.pdf.